Exhibit 99.2

Deep Isolation, Inc.

Condensed Consolidated Financial Statements

As of and For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

Deep Isolation, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash	$2,150	$2,149
Accounts receivable, net of allowance for credit losses of $136 and $128, respectively	817	999
Contract assets	101	111
Other current assets	63	80
Total current assets	3,131	3,339

Property, plant and equipment, net	77	55
Intangible assets, net	133	153
Finance lease right-of-use assets	13	14
Operating lease right-of-use assets	355	387
Goodwill	182	182
Total assets	$3,891	$4,130

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$230	$174
Accrued payroll	408	519
Finance lease liabilities, current	3	3
Operating lease liabilities, current	115	116
Other current liabilities	81	112
Total current liabilities	837	924

Finance lease liabilities, net of current portion	11	12
Operating lease liabilities, net of current portion	247	277
Total liabilities	1,095	1,213
Commitments and Contingencies (Note 15)

Stockholders’ Equity
Series A Convertible Preferred Stock, par value $0.0001 per share, 681,343 shares authorized, 655,351 shares issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Series A Prime Convertible Preferred Stock, par value $0.0001 per share, 199,285 shares authorized, 115,057 shares issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common stock, par value $0.0001 per share, 2,150,000 shares authorized, 825,441 shares and 773,941 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	-	-
Additional paid-in capital	30,057	29,962
Accumulated deficit	(27,333)	(27,167)
Accumulated other comprehensive income	72	122
Total stockholders’ equity	2,796	2,917
Total liabilities and stockholders’ equity	$3,891	$4,130

The accompanying notes are an integral part of these condensed consolidated financial statements.

Deep Isolation, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited) (in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

Revenue	$1,520	$1,774
Cost of services (exclusive of depreciation shown separately below)	(662)	(883)
Gross profit	858	891

Operating expenses:
Depreciation and amortization expense	29	27
Selling, general and administrative expenses	993	1,077
Total operating expenses	1,022	1,104

Loss from operations	(164)	(213)

Other income (expense)	(1)	71
Net loss before income taxes	(165)	(142)

Provision for income taxes	1	1
Net loss	$(166)	$(143)

Other comprehensive income (loss):
Foreign currency translation adjustments	(49)	24
Total other comprehensive income (loss)	(49)	24
Net loss and other comprehensive loss	$(215)	$(119)

Net loss per common share – basic and diluted	$(0.21)	$(0.18)
Weighted average common shares outstanding - basic and diluted	805,658	773,753

The accompanying notes are an integral part of these condensed consolidated financial statements.

Deep Isolation, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

Three Months Ended March 31, 2025 and 2024

(Unaudited) (in thousands, except share and per share data)

	Common Stock		Preferred Stock Series A		Preferred Stock Series A Prime		Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholder ’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
Balance, December 31, 2023	773,753	-	655,351	-	106,159	-	$29,241	$(26,173)	$140	$3,208

Preferred stock issued	-	-	-	-	5,977	-	409	-	-	409
Stock based compensation	-	-	-	-	-	-	28	-	-	28
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	24	24
Net loss	-	-	-	-	-	-	-	(143)	-	(143)

Balance, March 31, 2024	773,753	-	655,351	-	112,136	-	$29,678	$(26,316)	$164	$3,526

Balance, December 31, 2024	773,941	-	655,351	-	115,057	-	$29,962	$(27,167)	$122	$2,917

Exercise of stock options	51,500	-	-	-	-	-	70	-	-	70
Stock based compensation	-	-	-	-	-	-	25	-	-	25
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(50)	(50)
Net loss	-	-	-	-	-	-	-	(166)	-	(166)

Balance, March 31, 2025	825,441	-	655,351	-	115,057	-	$30,057	$(27,333)	$72	$2,796

The accompanying notes are an integral part of these condensed consolidated financial statements.

Deep Isolation, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited) (in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(166)	$(143)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	29	27
Stock based compensation	25	28
Changes in operating assets and liabilities:
Accounts receivable	174	(421)
Allowance for credit losses	8	-
Contract assets	10	134
Other current assets	17	(112)
Account payable	55	231
Accrued expenses	(110)	(83)
Other current liabilities	(31)	(117)
Operating lease right-of-use assets and lease liabilities	1	1
Net cash provided by (used in) operating activities	12	(455)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(31)	-
Net cash used in investing activities	(31)	-

Cash Flows from Financing Activities:
Payment of finance lease liability	(1)	-
Proceeds from issuance of Series A Prime Preferred Stock	-	409
Proceeds from exercise of stock options	70	-
Net cash provided by financing activities	69	409

Net change in cash and cash equivalents	50	(46)
Effect of exchange rate on cash and cash equivalents	(49)	24

Cash and cash equivalents:
Beginning of period	2,149	2,761
End of period	$2,150	$2,739

The accompanying notes are an integral part of these condensed consolidated financial statements.

Deep Isolation, Inc.

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2025 and 2024 (Unaudited)

Note 1. Nature of Operations

Deep Isolation, Inc. is a privately held company incorporated in June 2016, under the laws of the state of Delaware. Deep Isolation, Inc. together with our subsidiaries provide nuclear waste disposal and related consulting services globally. We operate through our wholly owned subsidiaries, Deep Isolation EMEA Ltd. (“Deep Isolation EMEA”), incorporated in England and Wales in February 2020, Deep Isolation US LLC (“Deep Isolation US”), incorporated in Delaware in December 2018 and Freestone Environmental Services, Inc. (“Freestone”), which was acquired in November 2021.

In 2020, the Company incorporated Deep Isolation EMEA, which serves as the primary international subsidiary and engages in customer outreach, market development, project proposal coordination, and regulatory and government engagement across the EMEA region. Deep Isolation EMEA operates independently in its market and is supported by a dedicated team.

In November 2021, Deep Isolation acquired Freestone, a well-established environmental consulting firm based in Richland, Washington. Freestone provides a range of environmental, engineering, and scientific services to government clients.

Unless otherwise indicated, references in this report to “Deep Isolation”, “Company”, “we,” “us” or “our” refer to Deep Isolation, Inc. and its subsidiaries, taken as a whole.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed consolidated financial statements contained herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been or omitted pursuant to SEC rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. Accordingly, the condensed consolidated financial statements reflect all normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of interim periods and may not include all disclosures required by accounting principles generally accepted in the United States of America “U.S. GAAP”. The information as of March 31, 2025, and for the three months ended March 31, 2025, is unaudited, whereas the consolidated balance sheet as of December 31, 2024, is derived from the Company’s audited consolidated financial statements as of that date. These condensed consolidated financial statements and notes hereto should be read in conjunction with the consolidated financial statements and notes thereto included in the audited financial statements for the year ended December 31, 2024. The results of operations for the interim periods presented are not necessarily indicative of results to be expected for any other interim period or for the year.

The accompanying condensed consolidated financial statements include the accounts of all of its wholly owned subsidiaries, Deep Isolation US, Deep Isolation EMEA and Freestone, and are presented in accordance with U.S. GAAP.

Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).

Principles of Consolidation

 The unaudited condensed consolidated financial statements and accompanying notes are prepared in conformity with the accounting principles generally accepted in the United States of America. Our unaudited condensed consolidated financial statements include the financial position, results of operations and cash flows of Deep Isolation, Inc. and that of our wholly owned subsidiaries as noted above. We eliminate all material intercompany accounts and transactions.

Use of Estimates

 The preparation of our unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of our revenues and expenses during each reporting period. Due to the inherent uncertainty involved in making estimates, actual results may differ significantly from previously estimated amounts under different assumptions or conditions.

Cash and Cash Equivalents

We classify bank time deposits and highly liquid investments with original maturities of three months or less as cash equivalents.

Foreign Currency Translation

The Company’s reporting currency is U.S. dollars. The functional currency of the Company is the U.S. dollar. The functional currency of our foreign subsidiary, Deep Isolation EMEA, is generally the local currency of the country in which it operates (British Pound Sterling). The Company translates the assets and liabilities at the exchange rates in effect on the balance sheet date. The Company translates the revenue, costs, and expenses at the average rate of exchange rates in effect during the period. The Company includes translation gains and losses in the stockholders’ equity section of the Company’s condensed consolidated balance sheets in accumulated other comprehensive income or loss. Transactions undertaken in other currencies are translated using the exchange rate in effect as of the transaction date and any exchange gains and losses resulting from these transactions are included in the consolidated statements of operations in other income.

Accounts Receivable and Contract Assets

Accounts receivables are recorded at the price invoiced to customers and are generally due within 30 days of receipt of the invoice. The carrying amount of accounts receivables is reduced by a credit loss determined in accordance with ASU 2016-13, “Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments.” which requires us to consider forward-looking information in estimating the expected loss and is developed using historical collection experience, current and future economic and market conditions that may affect customers’ ability to pay, and a review of the current status of customers’ accounts receivables. We did not apply a credit loss allowance to government related receivables due to our past successful experience in their collectability.

Revenue Recognition

The Company recognizes revenue in accordance with FASB’s ASC 606, “Revenue from Contracts with Customers.” ASC 606 provides a single, comprehensive revenue recognition model for all contracts with customers. Revenue from government contracts (grants) where the government is the customer are accounted in accordance with ASC 606.

Under ASC 606, a five-step process is utilized in order to determine revenue recognition, depicting the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. Under ASC 606, a performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. A contract transaction price is allocated to each distinct performance obligation and recognized as revenues as the performance obligation is satisfied.

Services Revenues

The Company derives its revenue primarily from environmental remediation supporting services, administrative support services, consulting services and technology development grants related to nuclear waste disposal services globally. The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Variable consideration

The Company’s contracts generally do not give rise to variable consideration. However, from time to time, the Company may submit requests for equitable adjustments under certain of its government contracts for price or other modifications that are determined to be variable consideration. The Company estimates the amount of variable consideration to include in the estimated transaction price based on historical experience with government contracts, anticipated performance and management’s best judgment at the time and to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved.

Prices for our products are based on terms specified in the contracts, which generally do not include financing components, noncash consideration or consideration paid to our customers. As our standard payment terms are less than one year, we have elected the practical expedient, and we have not assessed whether a contract has a significant financing component.  We report any tax assessed by a governmental authority that we collect from our customers that is both imposed on and concurrent with our revenue-producing activities (such as sales, use, value added and excise taxes) on a net basis (meaning we do not recognize these taxes either in our revenues or in our costs and expenses).

The Company’s primary obligation to customers in contracts relate to the provision of services to the customer at the direction of the customer. This provision of services at the request of the customer is the performance obligation, which is satisfied over time. Revenue earned from contracts is determined using the input method and is based on contractually defined billing rates applied to per hour of services performed. The identified performance obligations (i.e., Administrative Support Services, Environmental Remediation Support Services) are recognized as revenue over the time when services are provided and invoiced to the customer applying practical expedient. Consulting Services are recognized as revenue over the time when milestones become probable of being achieved (i.e. final submission and acceptance of the report) using the units produced method.

The Company has elected to adopt the “Right to invoice” practical expedient for the recognition of its revenue.

For Services already completed but not yet billed at the balance sheet date are recognized as contract Assets within the condensed consolidated balance sheets. Advance payments received from customers for which services have not been provided yet at the balance sheet date are recognized as contract liabilities within the consolidated balance sheets.

Research and Development Expenses

Research and development expenses include legal fees and registration fees related to the Company’s pursuit and filing of a patent. The Company incurred research and development expenses of $60 and $65, respectively, for the three months ended March 31, 2025 and 2024, which are included in selling, general, and administrative expenses in the accompanying condensed consolidated statements of operations.

Fair Value Measurement

We measure certain financial assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, we use a three-level hierarchy, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach).

The levels of hierarchy are described below:

●	Level 1 - Quoted prices in active markets for identical instruments;
●	Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
●	Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement.

As of March 31, 2025 and December 31, 2024, the fair value of the Company’s financial instruments approximated their carrying values. The carrying amount of certain financial instruments, including cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to their short maturities.

Property, Plant and Equipment

We state property and equipment at acquisition cost less accumulated depreciation. We compute depreciation of property and equipment principally by the straight-line method over the estimated useful lives of the assets. Depreciation is based on the estimated useful lives of the assets using the straight-line method. Furniture and fixtures are depreciated over useful lives of seven years. Office and computer equipment is depreciated over useful lives of three to five years. Leasehold improvements are depreciated over the shorter of their estimated useful life or the remaining term of the associated lease.

Upon the sale or retirement of an asset, we remove the related cost and accumulated depreciation from the accounts and recognize any gain or loss in earnings.

We expense expenditures for maintenance, repairs and minor renewals as incurred that do not improve or extend the life of the assets, including planned major maintenance.

Long-lived asset groups are reviewed for impairment only when events or changes in circumstances indicate that the carrying amount of the long-lived asset (group) might not be recoverable. We perform impairment tests when events or changes in circumstances indicate the carrying value may not be recoverable. We consider all relevant factors. We perform the impairment test by comparing the estimated future undiscounted cash flows (exclusive of interest expense) associated with the asset or asset group to the asset’s net carrying value to determine if a write-down to fair value is required.

Intangible Assets

Intangible assets are composed of two identifiable assets, Tradename and Customer relationships. The useful lives of these assets were determined to be 5 years each. All intangible assets are amortized on a straight-line basis over their respective estimated useful lives and are presented net of accumulated amortization. We evaluate intangible assets for impairment whenever events or changes in circumstances suggest that their carrying amounts may not be recoverable.

Stock-Based Compensation

Stock-based compensation for employees and nonemployees is accounted for under ASC 718, “Compensation - Stock Compensation” which requires these payments to be recognized in the condensed consolidated statements of operations at their fair values.

Our long-term incentive plan provides for grants of nonqualified or incentive stock options. Stock-based compensation is measured using a fair value-based method for all equity-based awards. The cost of awarded equity instruments is recognized based on each instrument’s grant-date fair value over the period during which the grantee is required to provide service in exchange for the award. The determination of fair value for nonqualified or incentive stock options requires significant judgment and the use of estimates, particularly with regard to Black-Scholes assumptions such as stock price, volatility and expected option lives to value equity-based compensation, while forfeitures are recognized as incurred.

The option valuation model used to calculate the Company’s options uses the treasury yield curve rates for the risk-free interest rate for a period equal to the expected option life and the simplified method to calculate the expected option life. Volatility is determined by reference to the actual volatility of several publicly traded companies that are similar to Deep Isolation in its industry sector. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in the option valuation model. Forfeitures are recognized as they occur. All equity-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards.

Stock-based compensation is recorded as a cost of services expense or selling, general, and administrative expense in the accompanying condensed consolidated statements of operations. Shares are issued concurrently with the exercise of options. Shares are reserved for option grants without requiring the repurchase of common shares for grant issuance.

Net Loss Per Common Share

We calculate basic net loss per common share in accordance with ASC 260, “Earnings Per Share,” based on the weighted-average number of outstanding common shares during the fiscal period. Diluted loss per common share is based on the weighted-average number of outstanding common shares plus the weighted-average number of potential outstanding common shares. In periods where they are anti-dilutive, such amounts are excluded from the calculations of dilutive earnings per share. Net loss per common share is computed separately for each period presented.

Income Taxes

 We and our subsidiaries are members of Deep Isolation, Inc.’s consolidated U.S federal income tax group (the “Deep Isolation Tax Group”). We and certain of our subsidiaries also file consolidated income tax returns with Deep Isolation, Inc. in various U.S. state jurisdictions. As a member of the Deep Isolation Tax Group, we are jointly and severally liable for the federal income tax liability of Deep Isolation US and the other companies included in the Deep Isolation Tax Group for all periods in which we are included in the Deep Isolation Tax Group.

Income taxes are accounted for in accordance with ASC 740, “Income Taxes.” Under ASC 740, the provision for income taxes is comprised of taxes that are currently payable and deferred taxes that relate to the temporary differences between financial reporting carrying values and tax bases of assets and liabilities. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will be realized. Deferred tax assets and liabilities are calculated by applying existing tax laws and the rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company accounts for uncertainty in income taxes using a recognition and measurement threshold for tax positions taken or expected to be taken in a tax return, which are subject to examination by federal and state taxing authorities. The tax benefit from an uncertain tax position is recognized when it is more likely than not that the position will be sustained upon examination by taxing authorities based on technical merits of the position. The amount of the tax benefit recognized is the largest amount of the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The effective tax rate and the tax basis of assets and liabilities reflect management’s estimates of the ultimate outcome of various tax uncertainties. Once identified, the Company will recognize penalties and interest related to uncertain tax positions within the provision (benefit) for income taxes line in the accompanying consolidated statements of operations.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in connection with business combinations accounted for using the acquisition method of accounting. The Company tests goodwill for potential impairment at least annually, or more frequently if an event or other circumstance indicates that the Company may not be able to recover the carrying amount of the net assets of the reporting unit. The Company has determined that the reporting unit subject to goodwill impairment testing is Freestone.

In evaluating goodwill for impairment, the Company may assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of a reporting unit is less than it carrying amount. If the Company bypasses the qualitative assessment, or if the Company concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then the Company performs a quantitative impairment test.

The Company’s annual impairment test date is December 31st. For the three months ended March 31, 2025, and the year ended December 31, 2024, the Company concluded that there was no impairment of goodwill.

Leases

The Company has adopted the lease accounting requirements of ASU 2016-02, Leases (“Topic 842”). Under Topic 842, the Company determines if an arrangement is a lease at inception, and leases are classified at commencement as either operating or finance leases.

Right-of-use (“ROU”) assets and lease liabilities are recognized at commencement based on the present value of the minimum lease payments over the lease term. The Company utilizes certain practical expedients and policy elections available under Topic 842, including (i) leases with an initial term of 12 months or less are not recognized on the balance sheet, (ii) lease components are not separated from non-lease components for all asset classes, and (iii) non-lease components that are not fixed are expensed as incurred as variable lease costs. The Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of future lease payments.

The Company leases facilities under non-cancellable operating lease agreements. Certain lease agreements contain rent escalations that are included in the present value calculation of minimum lease payments. The lease term begins on the date the Company has the right to use the leased property. Lease terms may include options to extend or terminate the lease and these options are included in the ROU asset and lease liability when it is reasonably certain that the option will be exercised. The Company's lease agreements do not contain residual value guarantees or covenants.

Segments

ASC 280, “Segment Reporting” (“ASC 280”), establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure. The Company’s chief operating decision maker (“CODM”) has been identified as the Company’s Chief Executive Officer (“CEO”). For financial reporting purposes, management has determined that Deep Isolation US & Deep Isolation EMEA, together called as “Deep Isolation US & EMEA”, and Freestone each represent reportable operating segments in accordance with ASC 280. This determination is based on the fact that each subsidiary engages in business activities from which it earns revenues and incurs expenses, has discrete financial information available, and is regularly reviewed by the Company’s CODM to assess performance and allocate resources. The Company evaluates segment performance based on segment revenues and operating income. Intercompany transactions and balances are eliminated in consolidation. Refer to Note 14. Segments for further details.

Subsequent Events

The Company evaluates subsequent events and transactions in accordance with ASC 855-10, "Subsequent Events,” that occur after the balance sheet date up to the date that the financial statements are available to be issued. Refer to Note 16. Subsequent Events for further details.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter

Risk and Uncertainties

The ongoing conflicts between Russia and Ukraine as well as Israel and Hamas, certain other macroeconomic factors including tariffs, inflation, and rising interest rates, have contributed to economic uncertainty. Additionally, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Furthermore, it is possible that U.S. policy changes, including planned or proposed budget cuts at the federal government level, could increase market volatility in the coming months. These factors, amongst other things, could result in further economic uncertainty and volatility in the capital markets in the near term, and could negatively affect our operations. We will continue to monitor material impacts on our business strategies and operating results

Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures ("ASU 2023-09"), to require disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information on income taxes paid. The new requirements should be applied on a prospective basis with an option to apply them retrospectively. ASU 2023-09 will be effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of adopting this standard on the condensed consolidated financial statements and related disclosures.

In March 2024, the SEC issued its final climate disclosure rules, which require the disclosure of climate-related information in annual reports and registration statements. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. Under the rules as originally issued, disclosure requirements begin phasing in for fiscal years beginning on or after January 1, 2027. However, on April 4, 2024, the SEC determined to voluntarily stay the final rules pending certain legal challenges. The Company is currently evaluating the impact of new rules and continue to monitor the status of the related legal challenges.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive income – Expense Disaggregation Disclosures: Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 will require more detailed information about the types of expenses in commonly presented income statement captions such as “Cost of sales” and “Selling, general and administrative expenses”. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027 with early adoption permitted. The Company is currently evaluating the impact that this standard will have on the Company’s disclosures.

Note 3. Revenue Recognition

The Company is in the business of developing geologic repository technology for the purpose of nuclear waste storage or disposal activities, including any related consulting services for such activities.

Disaggregation of Revenue

The Company's business segments are organized based on the nature and economic characteristics of our services, ensuring meaningful disaggregation of each segment's operational results. The following tables provide a detailed breakdown of our revenue:

Revenue by Contract Type (in thousands)

	Three Months Ended March 31,
	2025	2024
Grant revenue	$959	$1,423
Remediation, administrative and consulting services and other revenue	561	351
Total revenue by contract type	$1,520	$1,774

Contract Balances

The timing of revenue recognition and billings results in unbilled receivables (contract assets). The Company’s contract liabilities consist of deferred revenues which represent advance payments from customers in advance of the completion of our performance obligations.

The following table represents changes in our contract assets. Our contract assets of $101 as of March 31, 2025 relates to various customers for nuclear waste disposal services which are expected to be completed in April 2025.

Contract Assets	Amount
Balance as of January 1, 2025	$111
Add: Revenue recognized but not yet billed	54
Less: Billed and transferred to receivables	(64)
Balance as of March 31, 2025	$101

Revenue recognized in each period relates to performance obligations satisfied within the respective period. The Company did not have any contract liabilities as of March 31, 2025 and December 31, 2024.

Allowance for Credit Losses

An allowance of $136 and $128 has been recorded as of March 31, 2025 and December 31, 2024, respectively.

Amount
Balance, January 1, 2025	$128
Add: Additions	8
Less: Write-offs and Recoveries	-
Balance, March 31, 2025	$136

Note 4. Property, Plant and Equipment, Net

Property, plant and equipment consisted of the following at:

	March 31, 2025	December 31, 2024
Furniture and fixtures	$36	$36
Office and computer equipment	201	170
Automobiles	270	270
Leasehold improvements	12	12
Property, plant and equipment	519	488

Less: accumulated depreciation	(442)	(433)

Property, plant and equipment, net	$77	$55

For the three months ended March 31, 2025, additions by the Company to property, plant and equipment totaled $31. Depreciation expense recognized during the three months ended March 31, 2025 and 2024 was $9 and $7, respectively, and is included in depreciation and amortization expense on the condensed consolidated statements of operations.

Note 5. Intangible Assts

Intangible assets consists of the following at:

	March 31, 2025	December 31, 2024
Tradename	$200	$200
Customer relationships	200	200
Less: accumulated amortization	(267)	(247)

Intangible assets, net	$133	$153

Useful life (years)	5	5

For the three months ended March 31, 2025 and 2024, amortization expense of $10 was recognized for Tradename and amortization expense of $10 was recognized for Customer relationships for each period. The weighted average remaining amortization period for intangible assets is approximately 1.7 and 1.9 years as of March 31, 2025 and December 31, 2024, respectively. The following table summarizes the expected future amortization for our definite-lived intangible assets:

Amount
Nine months ending December 31, 2025	$60
Year ending December 31,
2026	73
Total	$133

Note 6. Stockholders’ Equity

Common stock

As of March 31, 2025 and December 31, 2024, we had 2,150,000 shares of common stock authorized, with 825,441 and 773,941 shares issued and outstanding, and 1,324,559 and 1,376,059 shares available for issuance, respectively. Each share of our common stock has a par value of $0.0001.

Preferred Stock

As of March 31, 2025 and December 31, 2024, we had 655,351 shares of Series A Convertible Preferred Stock issued and outstanding. Additionally, we had 115,057 shares of Series A Prime Convertible Preferred Stock issued and outstanding as of March 31, 2025 and December 31, 2024. Together, these are referred to as the “Preferred Stock”.

The Preferred Stock carries voting rights on an as-converted-to-Common-Stock basis. Dividends on the Preferred Stock are non-cumulative and may be declared solely at the discretion of the Company’s Board of Directors. The Preferred Stock includes both mandatory and optional conversion features. The Preferred Stock is not redeemable by either the holder or the Company, except in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company or under specific circumstance as outlined in the applicable agreements with the preferred stockholders.

The Preferred Stock has a liquidation preference over common stock and can be converted to common stock at the option of the preferred stockholder. The Preferred Stock has a par value of $0.0001 per share. In the case of voluntary or involuntary liquidation of the Company, a certain preferred investor has a right of first refusal option to acquire certain of the Company’s intellectual property, at a discount to fair value as determined by an independent valuation in accordance with ASC 820, “Fair Value Measurement,” and in full satisfaction of their liquidation rights, and according to terms specified in the agreement.

Long-term incentive compensation plan

Prior to 2022, our board of directors adopted a plan to award stock to employees, board members, and others. Under this plan, 508,106 shares were authorized. As of March 31, 2025, 439,683 option shares were issued, with 308,805 remaining outstanding. As of December 31, 2024, 443,712 option shares were issued, with 365,146 remaining outstanding. There were 68,423 and 64,394 shares available for award as of March 31, 2025 and December 31, 2024, respectively. Refer to Note 12 Stock-Based Compensation for further details.

Rights and privileges

In a liquidation event, NAC International Inc., one of the preferred shareholders, is entitled to receive a $5,000 cash payment (the “NAC Cash Payout”) prior to any other distributions. Following this, preferred stockholders are entitled to an amount per share equal to the greater of (i) their original purchase price plus unpaid declared dividends, or (ii) the amount they would receive upon conversion to common stock. Any remaining proceeds are then distributed pro rata to common stockholders. No dividends have been declared as of March 31, 2025 and December 31, 2024.

Each series of Preferred Stock has the same rights and preferences. During a liquidation event each holder is entitled to get back at least the amount they paid for their shares. Preferred Stock has an anti-dilution adjustment if we issue shares at a price lower than the original issue price for that series. The holders of Series A Preferred Stock have the right to elect one member of the board of directors. The holders of the Series A Prime Preferred Stock do not have the right to elect any members of the board of directors.

Note 7. Leases

We entered into various arrangements (or leases) that convey the rights to use and control identified underlying assets for a period of time in exchange for consideration.  We lease various offices and equipment.  From time to time, we may also enter into an arrangement in which the right to use and control an identified underlying asset is embedded in another type of contract.

The components of lease cost for the Company’s leases are as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Operating Leases:
Lease cost	$40	$40

Finance Leases:
Amortization of ROU assets	1	-
Interest on lease liability	-	-
Total lease cost	$41	$40

Supplemental information related to the Company’s leases are as follows:

	March 31, 2025	December 31, 2024
Operating lease
Weighted-average remaining lease term (in years)	2.5	2.7
Weighted-average discount rate	8.50%	8.47%
Finance lease
Weighted-average remaining lease term (in years)	4.3	4.6
Weighted-average discount rate	9.00%	9.00%

The remaining future minimum lease payments under the Company’s leases are as follows (in thousands):

	Operating Leases	Finance Leases
Nine months ending December 31, 2025	$105	$3
Year ending December 31,
2026	144	4
2027	147	4
2028	12	4
2029	-	2
Total future minimum lease obligations	$408	$17
Less: imputed interest on lease obligations	(46)	(3)
Net present value of lease obligations	$362	$14
Net present value of lease obligations – current portion	115	3
Net present value of lease obligations – non - current portion	$247	$11

Supplemental cash flow and other information related to our leases were as follows (in thousands):

	March 31, 2025	December 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$40	$159
Operating cash flow from finance leases	$1	$1
Financing cash flow from finance leases	$-	$1
ROU assets obtained in exchange for lease obligations for:
Operating liabilities	$-	$-
Finance liabilities	$-	$15

Note 8. Accrued Expenses

Accrued expenses are composed of Accrued payroll and Other current liabilities on the condensed consolidated balance sheets and include the following as of include the following as of:

	March 31, 2025	December 31, 2024

Salaries and employee benefits	$408	$519

Other current liabilities:
Accrued legal fees	-	38
Accrued accounting fees	71	70
Other accrued expenses	10	4
Total other current liabilities	81	112
Totals	$489	$631

Note 9. Related Party Transactions

Deep Borehole Demonstration Center. Deep Isolation, Inc. is a member of the Deep Borehole Demonstration Center (“DBDC”). The DBDC is a 501(3)c non-profit that is seeking to obtain multinational membership and funding to demonstrate borehole disposal technology. Deep Isolation employees fill the positions of Chair of the Board, Secretary and Treasurer for the DBDC. The DBDC has external members and independent directors, but was started by Deep Isolation and Deep Isolation continues to be involved in the organization. This includes an Administrative Services Agreement that allows Deep Isolation to charge the DBDC for the time the Secretary and Treasurer spend on DBDC business. The amount payable to Deep Isolation from the DBDC was $136 and $128 as of March 31, 2025 and December 31, 2024, respectively, which are fully reserved as of the respective period-ends.

NAC International, Inc. NAC International, Inc. (“NAC”) is a preferred shareholder in Deep Isolation, Inc. and they have two employees that serve as a member and observer on the Deep Isolation board. NAC also provides services to Deep Isolation for revenue generating contracts and has rights to manufacture canisters for Deep Isolation. As of March 31, 2025 and December 31, 2024, Deep Isolation had an outstanding payable to NAC of $13 and $51, respectively.

Deep Fission, Inc. Deep Fission, Inc., a company co-founded by Deep Isolation’s co-founders and Board Chair is a related party. In 2025, Deep Isolation anticipates providing certain services to Deep Fission. At the reporting date, no transactions with Deep Fission have been recognized in the financial statements; however, future transactions are expected and will be disclosed as they occur in future periods.

Below is a summary of related party activities for the three months ended March 31, 2025 and 2024:

Related Party	Balance Sheet Account	As of December 31, 2024	Expenses Incurred (COS)	Revenue	Cash Received / Paid	As of March 31, 2025

DBDC	Accounts Receivable	$128	$-	$8	$-	$136
NAC	Accounts Payable	51	23	-	(61)	13

Related Party	Balance Sheet Account	As of December 31, 2023	Expenses Incurred (COS)	Revenue	Cash Received / Paid	As of March 31, 2024

DBDC	Accounts Receivable	$145	$-	$8	$-	$153
NAC	Accounts Payable	-	92	-	-	92

Note 10. Income Tax

The income tax expense (benefit) components for the three months ended March 31 is as follows:

	2025	2024
Current tax expense/(benefit)
Federal	$-	$-
Foreign	-	-
State	1	1
Deferred tax expense/(benefit)
Federal	-	-
Foreign	-	-
State	-	-
Total tax expense/(benefit)	$1	$1

The components of the net deferred tax assets and liabilities is as follows:

	March 31, 2025	December 31, 2024
Deferred tax assets:
Intangibles	$593	$729
Accrued expenses	18	16
Lease liability	84	91
NOL	5,797	5,608
Returns allowance	31	30
Total net deferred tax assets	6,523	6,474
Valuation allowance	(6,430)	(6,374)
Deferred tax liabilities:
Depreciation	(11)	(10)
ROU asset	(82)	(90)
Total net deferred tax liabilities	(93)	(100)
Net deferred tax asset/(liability)	$-	$-

A reconciliation of the Company's provision for income taxes at the federal statutory rate to the reported income tax provision for the three months ended March 31 is as follows:

	2025	2024

Computed “expected” tax benefit	$(64)	$(89)
State income tax benefit, net of federal tax effect	(6)	1
Foreign Rate Differential	43	69
Other permanent differences	8	6
Change in valuation allowance	56	29
Foreign benefit	(36)	-
Federal provision to return	-	(2)
UK benefit at statutory rate	-	(13)
Income tax expense (benefit)	$1	$1

At March 31, 2025, the Company has federal, state, and UK net operating loss carryforwards of approximately $19,486, $14,908 and $2,656, respectively. Under the CARES Act, the federal net operating loss carryforwards that originated after 2017 will have an indefinite life and may be used to offset 80% of future taxable income. For tax year beginning January 1, 2021, federal net operating losses may be used to offset 80% of a future year's taxable income. The state net operating losses carryforward for between 15-20 years and begin to expire in 2039. The UK net operating loss carryforward has an indefinite life.

The Company’s ability to utilize a portion of its net operating loss carryforwards to offset future taxable income is subject to certain limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company. An ownership change under Section 382 has not been determined at this time.

Deferred income tax assets represent future income tax benefits. Realization of these assets is ultimately dependent upon future taxable income. ASC Topic 740, Income Taxes, required that deferred tax assets be reduced by a valuation allowance if, based on all available evidence, it is considered more likely than not that some or all of the recorded deferred tax assets will not be realized in a future period. Based on available objective evidence, management believes it is more likely than not that the deferred tax assets will not be recognized. Accordingly, during the three months ended March 31, 2025 and 2024, the Company maintained a 100% valuation allowance against its deferred tax assets.

The Company files income tax returns in the U.S. federal jurisdiction, various states, and the United Kingdom. The Company does not believe an uncertain tax position exist as of March 31, 2025. Based on the Company’s assessment of many factors, including past experience and complex judgements about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months. In connection with the adoption of the referenced provisions, the Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. As of March 31, 2025 and December 31, 2024, the Company had no accrued interest and penalties. The Company’s federal, state, and UK tax returns are open for review going back to the 2022, 2021, and 2021 tax year, respectively.

On July 4, 2025, the One Big Beautiful Bill (“OBBB”) was enacted into law. Among its provisions, the reinstatement of full expensing for research and development expenditures is applicable to the Company. While further regulatory guidance is anticipated regarding the treatment of prior periods, the Company expects that the previously recognized deferred tax asset related to Section 174 will be realized, resulting in an increase in net operating loss carryforwards.

Note 11. Employee Benefits – 401(k) Plan

The Company sponsors a defined contribution 401(k) Plan with Company contributions to be made at the sole discretion of the management. Under the provisions of the 401(k) Plan, the Company matches the employees’ contributions for the first 4% of compensation. The expense for the 401(k) Plan were $16 and $23 for the three months ended March 31, 2025 and 2024, respectively, and are included in selling, general and administrative expenses on the condensed consolidated statements of operation.

Note 12. Stock-Based Compensation

Stock Options

The Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), authorizes the grant of various types of stock awards to employees, directors, and consultants. The 2018 Plan aims to secure and retain the services of eligible recipients, incentivize them to exert maximum efforts for the benefit of the Company and its affiliates, and provide a means for these recipients to benefit from increases in the value of the Company’s common stock.

The 2018 Plan has authorized only Nonstatutory Stock Options (“NSOs”) and Incentive Stock Options (“ISOs”) to date. The term of each stock option granted under the 2018 Plan shall be fixed by the Board of Directors, or the Board may delegate administration of the Plan to a Compensation and Stock Option Committee (the “Compensation Committee”). Options generally become exercisable 25% after one year of service and on a monthly basis over three years of service thereafter. They are generally for a term of 10-years for continued service. Options are granted in varying amounts and frequency to the company’s board, advisors and employees. No stock options will be exercisable more than ten years after the grant date, or, in the case of an ISO granted to a 10% stockholder, more than five years after the grant date. The exercise price of any ISO granted under the 2018 Plan to an individual who is not a 10% stockholder at the time of the grant shall not be less than the fair market value of the shares at the time of the grant. The exercise price of any ISO granted to a 10% stockholder shall not be less than 110% of the fair market value at the time of the grant. The exercise price of any NSOs granted under the 2018 Plan shall not be less than the fair market value of the shares at the time of the grant. As of March 31, 2025, the Company has reserved 508,106 shares of the Common Stock (the “Share Reserve”) for future issuance under all option arrangements and had 68,423 shares available for issuance.

The total compensation expense recognized for common share options during the three months ended March 31, 2025 and 2024, were $25 and $28, respectively.

The summary of the Company’s 2018 Plan as of March 31, 2025 and 2024, and changes during the period then ended are presented as follows:

Stock Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding, December 31, 2024	365,146	$2.88
Granted	-	-
Exercised	(51,500)	1.35		$195
Forfeited	(854)	4.68
Expired	(3,987)	4.71
Outstanding, March 31, 2025	308,805	$3.11	5.97	$627
Exercisable, March 31, 2025	246,133	$2.71	5.25	$598

Stock Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding, December 31, 2023	330,697	$2.69
Granted	-	-
Exercised	-	-		$-
Forfeited	(1,000)	4.61
Expired	-	-
Outstanding, March 31, 2024	329,697	$2.68	6.25	$658
Exercisable, March 31, 2024	275,725	$2.28	5.69	$657

The summary of the Company’s unvested options as of March 31, 2025 and 2024, and changes during the period then ended are presented as follows:

	Options	Weighted Average Grant-Date Fair Value
Non-vested options, January 1, 2025	68,821	$2.89
Granted	-	-
Forfeited	(854)	2.96
Vested	(5,295)	4.27
Non-vested options, March 31, 2025	62,672	$2.77

	Options	Weighted Average Grant-Date Fair Value
Non-vested options, January 1, 2024	65,172	$3.75
Granted	-	-
Forfeited	(1,000)	1.85
Vested	(10,199)	3.08
Non-vested options, March 31, 2024	53,973	$3.92

The fair value of options granted for the three months ended March 31, 2025 and 2024 were $0 for both periods as no shares were granted. Total unrecognized stock option compensation expense as of March 31, 2025 and 2024 were $158 and $200, respectively, with a weighted-average period over which it is expected to be recognized of 2.51 years and 2.53 years, respectively. Cash received from the exercise of stock options totaled $70 and $0 for the three months ended March 31, 2025 and 2024, respectively. The Company estimates fair value of stock options using the Black-Scholes valuation model.

Note 13. Net Loss Per Common Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share are similarly calculated with the inclusion of dilutive common stock equivalents. For the three months ended March 31, 2025 and 2024, basic and dilutive net loss per common share were the same since the inclusion of common shares were the same since the inclusion of common shares issuable pursuant to the exercise of Series A preferred stock and Series A prime Preferred stock in the calculation of diluted net loss per common shares would have been anti-dilutive.

The following table reconciles the loss and average share amounts used to compute both basic and diluted loss per share (amounts in thousands, except for share and per share data):

	Three Months Ended March 31,
	2025	2024
Loss per common share - basic and diluted
Net loss available to common stockholders - basic and diluted	$(166)	$(143)
Weighted average shares outstanding - basic and diluted	805,658	773,753
Basic and diluted loss per common share	$(0.21)	$(0.18)

In accordance with the contingently issuable shares guidance of ASC 260, the calculation of diluted net loss per share excludes the following dilutive securities because their inclusion would have been anti-dilutive as of March 31:

	2025	2024
Preferred stock	770,408	767,487
Stock options	308,805	329,697
Total	1,079,213	1,097,184

Note 14. Segment Reporting

In accordance with ASC 280, operating segments are defined as components of an enterprise about which separate financial information is available that is regularly reviewed by the CODM in assessing performance and deciding how to allocate resources. The Company’s CODM is its CEO, who performs such assessments and allocates resources based on information at the consolidated level.

The Company’s two reportable segments are: (1) Deep Isolation US & EMEA and (2) Freestone. See Note 2 for a description of the Company’s reportable segments. The Company had no inter-segment sales for the periods presented.

The Company’s income statements by segment, significant segment expenses, and segment assets are presented below (in thousands):

	Three Months Ended March 31, 2025
	Deep Isolation US & EMEA	Freestone	Total
Revenues	$684	$836	$1,520
Cost of services	358	304	662
Depreciation and amortization expense	-	29	29
Selling, general and administrative expenses	602	391	993
Operating Income (Loss)	$(276)	$112	$(164)
Other income/(expense), net	(2)	1	(1)
Segment income (loss) before income tax	$(278)	$113	$(165)
Income tax (benefit) expense	1	-	1
Segment income (loss)	$(279)	$113	$(166)

	As of March 31, 2025
	Deep Isolation US & EMEA	Freestone	Total
Cash and cash equivalents	$1,068	$1,082	$2,150
Accounts receivable, net	425	392	817
Contract assets	(184)	285	101
Other current assets	24	39	63
Property, plant and equipment, net	1	76	77
Intangible assets, net	-	133	133
Finance lease right-of-use assets	-	13	13
Operating lease right-of-use assets	4	351	355
Goodwill	-	182	182

	Three Months Ended March 31, 2024
	Deep Isolation US & EMEA	Freestone	Total
Revenues	$786	$988	$1,774
Cost of services	456	427	883
Depreciation and amortization expense	1	26	27
Selling, general and administrative expenses	746	331	1,077
Operating Income (Loss)	$(417)	$204	$(213)
Other Income/(expense), net	75	(4)	71
Segment income (loss) before income tax	$(342)	$200	$(142)
Income tax (benefit) expense	1	-	1
Segment income (loss)	$(343)	$200	$(143)

	As of December 31, 2024
	Deep Isolation US & EMEA	Freestone	Total
Cash and cash equivalents	$944	$1,205	$2,149
Accounts receivable, net	348	651	999
Contract assets	20	91	111
Other current assets	50	30	80
Property, plant and equipment, net	3	52	55
Intangible assets, net	-	153	153
Finance lease right-of-use assets	-	14	14
Operating lease right-of-use assets	4	383	387
Goodwill	-	182	182

Geographical Information

The Company is domiciled in the United States, but also has operations in EMEA (UK). The following table summarizes net sales by geographic area (in thousands).

	Three Months Ended March 31,
	2025	2024
U.S.	$1,466	$1,536
EMEA	54	238
Total	$1,520	$1,774

The following table summarizes long-lived assets by geographic area (in thousands):

	As of March 31, 2025	As of December 31, 2024
U.S.	$578	$609
EMEA	-	-
Total	$578	$609

Major Customers

During the three months ended March 31, 2025 and 2024, three customers, accounted for approximately 62% and 80% of the Company's revenue, respectively (in thousands):

	2025		2024
	$	%	$	%
Revenue earned from the U.S. Department of Energy	$322	21%	$477	27%
Revenue earned from the CPCCO	414	27%	525	30%
Revenue earned from the WRPS	212	14%	411	23%
Total revenues from major customers	$948	62%	$1,413	80%

Note 15. Commitments and Contingencies

Legal Matters

In the normal course of conducting our business, the Company may be involved in various litigation. The Company is not a party to any litigation or governmental proceeding which our management believes could result in any judgments or fines against us that would have a material adverse effect on our financial position, liquidity or results of future operations.

Note 16. Subsequent Events

Management has evaluated subsequent events through July 24, 2025, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

However, we have evaluated subsequent events through the date the unaudited condensed consolidated financial statements were available to be issued and determined the following:

Technology Agreement

On July 3, 2025, the Company entered into a Technology License Agreement with a related party, Navarro Research and Engineering, Inc (“Navarro”), (the “Navarro License Agreement”) as part of an ongoing strategic partnership to jointly advance the demonstration of the Company’s high-level waste disposal solutions in the United States and internationally. Pursuant to the Navarro License Agreement, the Company granted Navarro an exclusive license to use certain proprietary technology within a defined field of use, as specified in the agreement. In consideration for the license, Navarro agreed to pay an initial license fee of $300 and annual payments equal to the greater of a fixed annual license fee or a royalty based on a percentage of Navarro’s direct costs, as defined in the agreement. If the calculated royalty exceeds the fixed annual license fee already paid on the anniversary of the effective date, Navarro is required to remit the excess amount to the Company.

Merger & Offering

On July 23, 2025, Aspen-1 Acquisition Inc. (“Parent”), Deep Isolation Acquisition Corp. (“Acquisition Sub”), and the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the Merger Agreement, the Acquisition Sub merged with and into the Company, with the Company continuing as the surviving entity (the “Merger”). Under the terms of the Merger, Parent acquired 100% of the Company, in exchange for 50,000,000 shares of Parent common stock. As a result, the Company became a wholly owned subsidiary of Parent. The Company is still evaluating the impact from the Merger.

Immediately following the Merger, the Parent conducted a private placement offering (the “Offering”) and sold 11,012,387 shares of its common stock at a purchase price of $3.00 per share for gross proceeds of $33,037 and total offering costs of $3,143. In connection with the Offering, the Parent also issued to (i) each of the Placement Agents A Warrants to purchase an aggregate of 829,730 shares of Parent common stock at an exercise price of $3.00 per share and (ii) certain of the Placement Agents B Warrants to purchase an aggregate of $500,000 worth of shares of Parent common stock at an exercise price of $0.0001 per share.